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Pay Rules

The B1 thru B6 are eligible for shortfall carryover.
Carryover pays back to the A's first, then to the B1 thru B6.
(B1 thru B5 do not get paid from YM agreement, though).

Senior principal pays pro rata to A1A, A1B, A2A
Senior principal pays sequentially to A1C1, A1C2, A1C3.

A1A is supersenior supported by the A1B & A1C's
A1B is supersenior supported by the A1C's

Shifting interest, 2x test, senior % test, etc.. are like AR1. Lemme know if you want me to write them out for you, or if you need a copy of that prosupp.



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